Investor Contact:	Media Contact:
MIPS Technologies, Inc. Investor Relations Bonnie Gardiner +650-567-7007 bonnieg@mips.com	MIPS Technologies, Inc. Corporate Communications Kathleen Matthews +650-567-5035 matthews@mips.com

MIPS Technologies Reports Second Quarter Fiscal 2006 Financial Results

Sequential Revenue Growth of 37%

MOUNTAIN VIEW, CA, January 19, 2006 — MIPS Technologies, Inc. (NASDAQ: MIPS), today reported financial results for its second fiscal quarter ended December 31, 2005. Revenue for the second quarter of fiscal 2006 increased by $4.4 million compared to the prior quarter ending September 30, 2005, the result of solid licensing activity and increases in royalties.

Total revenue for the second quarter of fiscal 2006 was $16.4 million, an increase of 5 percent compared to $15.5 million for the same quarter a year ago. Royalties were $8.9 million, an increase of 18 percent compared to $7.6 million in the same quarter a year ago. Contract revenue was $7.4 million, a decrease of 6 percent compared to $7.9 million in the comparable period in fiscal 2005. Net income for the second quarter of fiscal 2006 on a generally accepted accounting principles (“GAAP”) basis was $2.4 million compared to a net income of $3.5 million for the same quarter a year ago. GAAP net income per share on a diluted basis for the second quarter of fiscal 2006 was $0.05 compared to a net income per share of $0.08 for the same quarter a year ago.

Beginning in the September 2005 quarter, the Company recognized equity-based compensation expense pursuant to the fair value method under SFAS 123R. This expense for the second quarter ending December 31, 2005 was $2.1 million. Non-GAAP net income for the second quarter of fiscal 2006, which excludes the effect of the stock option expense was $4.3 million or $0.10 per diluted share compared to net income of $3.5 million or $0.08 per share for the same quarter a year ago. A reconciliation of non-GAAP adjustments is summarized in the tables below.

“We are pleased with our second quarter results and the return to more normal levels of licensing activity,” said Merv Kato, chief financial officer of MIPS Technologies. “Agreements signed this quarter indicate that our solutions are compelling for a wide range of applications the world over. This same growth trend was exhibited in our royalty stream as licensees continue to deliver numerous MIPS-based products to the consumer and networking markets.”

“This quarter's solid growth in both licensing activities and royalty revenue reflect both the compelling nature of our product line, as well as the robust design activity of our licensees,” said John Bourgoin, president and CEO of MIPS Technologies. “We are particularly pleased that a significant portion of our license revenue came from new technology products, indicating that our superior value proposition is well-recognized. Our royalties in the markets other than video games reached record levels, indicating ongoing and broad based growth in the production of MIPS-based products worldwide.”

MIPS Technologies invites you to listen to management’s discussion of Q2 fiscal 2006 results and guidance for Q3 fiscal 2006 in a live conference call today beginning at 1:45 p.m. Pacific. Conference call number is 1-719-457-2618. Replay number is 1-719-457-0820 and will be available for 5 days, beginning shortly after the end of the conference call. The access code is 4322514. An audio replay of the conference call will be posted on the Company’s website (www.mips.com/content/Corporate/InvestorRelations/ir) soon thereafter.

Q2 FY2006 Highlights:

From its inception over 20 years ago, the MIPS(R) architecture has represented innovation and performance. Today, MIPS Technologies and its licensees continue to lead in system-performance and innovative solutions for established and emerging markets. With multiple design teams actively developing the architecture, hundreds of successful implementations throughout the world, and a vibrant ecosystem of third-party tools and software — MIPS continues to be at the core of the user experience.

Following are selected press release headlines from MIPS Technologies, and the company’s licensees, systems vendors and third party providers.

HDTV & DTV News
•   Planetweb(R) to Bring SpectraWorks(TM) for Digital TV Applications to MIPS-Based(TM) TAEC TX49 RISC CPU Core Based ASSPs
•   Zoran and Xoceco Establish Joint Technology Laboratory In China; Zoran’s MIPS-Based(TM) SupraHD TV Controller Key Component in Xoceco’s New Products to be Launched at CES 2006
•   Zoran and Thomson Announce Low Cost Digital-to-Analog Solution To Support the Transition To Digital Broadcast; Design Utilizes Zoran's MIPS-Based(TM) SupraHD 640 digital television processor

Media Server and Gateway News
•   Actiontec's New Broadband Home Router Integrates Entropic's MIPS-Based(TM) c.LINK(TM) Chipset
•   Entropic Communications and Westell Technologies Partner on Broadband Gateway for Networking of Digital Entertainment in the Home; Westell Utilizing MIPS-Based(TM) c.LINK 270 Chipset
•   Entropic Communications' Ecosystem Helps OEMs Design for Home Networking of Digital Entertainment; Employs MIPS-Based(TM) c.LINK Chipset
•   Texas Instruments and Ashley Laurent Team to Provide Enhanced DSL RG Software Options; Software Solution Ported to MIPS-Based(TM) AR7 CPU

Advanced DVD Player & Recorder News
•   Sigma Designs to Work on Full-Featured Blu-ray Player with Pioneer; New Player Utilizes Sigma's Industry-Leading MIPS-Based(TM) SMP8630 Family of Media Processors
•   Zoran Driving Convergence in the Home; DVDR+ATSC Reference Design Utilizes MIPS-Based(TM) SupraHD 640 CPU; DVB Reference Design Includes MIPS-Based(TM) SupraTV 150 CPU
•   Zoran Technology Breakthrough Delivers Entire DVD Recorder Capability on A Single System-On-A-Chip; MIPS-Based(TM) Activa 200 Now Sampling

Broadband News
•   Second Generation Integrated Software and Silicon Solution Extends Wintegra Leadership in Access Processing; MIPS-Based(TM) WinPath2 More than Doubles Family Performance
•   Wintegra and Ikanos Offer MIPS-Based(TM) Joint Reference Platform for VDSL2 Line Card Designs
•   Wintegra Advances its Leadership in DSL Aggregation with a New, Fully Integrated and Production Ready MIPS-Based(TM) Silicon & Software Solution

Data Communications and Networking News
•   Entropic Communications Ships 100,000th MIPS-Based(TM) c.LINK Chipset
•   Ample Communications and Cavium Offer Interoperable Hardware Platform for Developers of Firewalls, VPNs, and Content Switching; Utilizes MIPS-Based(TM) OCTEON CPU Family
•   Prestigious AeA Award Given to Entropic Communications for MIPS-Based(TM) c.LINK-270 Chip Set

Corporate News
•   MIPS Technologies Announces New Vice President of Worldwide Sales
•   MIPS Technologies Announces Transition for CFO, Kevin C. Eichler
•   Avnet ASIC Israel Selected as a MIPS Technologies Approved Design Center

Newly Announced Licenses
•   MIPS Technologies Licenses MIPS32(R) 4KEc(R) Core to Ralink Technology
•   Cheertek Licenses MIPS32(R) 4KEc(R) Core for Next Generation Set-Top Box SoCs

Ecosystem News
•   MIPS Technologies Becomes Charter Member of RDL Alliance
•   Accelerated Technology’s Nucleus Products Support the MIPS32(R) 24KE(TM) Family of Processor Cores
•   Sarnoff Offers H.264 Video on MIPS(R) Architecture
•   Tektronix, Altera, and FS2 Collaborate on Real-Time Logic Debug Solution for Altera FPGAs
•   Virage Logic and MIPS Technologies Accelerate Processor Performance with Core-Optimized IP Kits

Video Game and Portable Media Player News
•   AMD's MIPS-Based Alchemy CPU Powers Digital Cube's Highest Performing Personal Media Players-Delivers Productivity, GPS Capabilities and Satellite DMB for Mobile Entertainment

Security
•   Innova Card and Hypercom Team to Develop New Products Integrating the MIPS-Based(TM); USIP(R) Professional IC
•   START Extends Its Payment Terminal Range with MIPS-Based(TM) USIP Professional Platform
•   MIPS-Based(TM) USIP Essential Kit (UEK), the new versatile development kit to design secure terminals
•   Innova Card Integrates Its MIPS-Based(TM) USIP Platform into Gemplus Healthcare Readers
•   GIC Extends Its Payment Terminal Range with MIPS-Based(TM) USIP(R) Professional Platform
•   M.POS Terminals Integrates Innova Card’s MIPS-Based(TM) USIP Platform in the New Release of Its Wireless POS Terminals
•   DA Sistemi and Innova Card jointly develop an integrated platform; Will Utilize USIP Professional IC
•   Cavium Networks Delivers Unmatched Integration and Functionality with New Inline MIPS-Based(TM) Security Processor Family

Storage News
•   TREK 2000 and Innova Card Partner to Enhance Biometric USB Storage Devices; TREK to Utilize MIPS-Based(TM) USIP(TM) into ThumbDrive(R) Devices
•   Home Storage Products Based on Broadcom(TM) Technology Rank #1 and #2 in PC World Magazine; Products Utilize MIPS-Based(TM) BCM4780 CPU

SOHO and Wireless News
•   Atheros Communications Launches MIPS-Based(TM) AR5007AP-G -- World's Most Integrated Single-Chip 802.11g Access Point Solution

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

This press release contains forward-looking statements, including those regarding MIPS Technologies’ revenue expectations. Actual events or results may differ materially from those anticipated in these forward looking statements as a result of a number of different risk and uncertainties, including but not limited to: our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factor affecting our business, we refer you to the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended June 30, 2005 and subsequent Forms 10-Q and 8-K.

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MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2005	June 30, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90,526	$91,686
Short-term investments	19,852	19,825
Accounts receivable, net	3,809	2,544
Prepaid expenses and other current assets	2,412	2,813

Total current assets	116,599	116,868
Equipment and furniture, net	2,932	2,899
Other assets	13,577	7,779

	$133,108	$127,546

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,239	$1,346
Accrued liabilities	8,960	12,058
Deferred revenue	2,418	2,825

Total current liabilities	12,617	16,229
Long-term liabilities	4,358	2,938
Stockholders' equity	116,133	108,379

	$133,108	$127,546

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenue:
Royalties	$8,930	$7,596	$16,984	$14,317
Contract Revenue	7,445	7,938	11,334	15,823

Total revenue	16,375	15,534	28,318	30,140
Costs and expenses:
Research and development	6,189	5,080	15,717	10,287
Sales and marketing	5,097	3,696	8,925	6,740
General and administrative	3,232	2,245	6,086	4,566
Acquired in-process research and development	—	—	570	—

Restructuring	—	—	—	277

Total costs and expenses	14,518	11,021	31,298	21,870

Operating income (loss)	1,857	4,513	(2,980)	8,270
Other income, net	1,003	369	1,812	614

Income (loss) before income taxes	2,860	4,882	(1,168)	8,884
Provision (benefit) for income taxes	457	1,340	(237)	2,221

Net income (loss)	$2,403	$3,542	$(931)	$6,663

Net income (loss) per basic share	$0.06	$0.09	$(0.02)	$0.16

Net income (loss) per diluted share	$0.05	$0.08	$(0.02)	$0.15

Common shares outstanding-basic	42,673	41,221	42,574	41,003

Common shares outstanding-diluted	43,916	44,170	42,574	43,322

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended December 31, 2005	Three Months Ended September 30, 2005	Three Months Ended December 31, 2004
	GAAP net income (loss)	$2,403	$(3,334)	$3,542
(a)	Equity-based compensation expense under SFAS 123R (see note below)	$2,072	$4,871	—
(b)	Acquired in-process research and development (see note below)	—	$570	—
(c)	Income tax effect (see note below)	$(199)	$(824)	—

	Non-GAAP net income	$4,276	$1,283	$3,542

	Non-GAAP net income per basic share	$0.10	$0.03	$0.09

	Non-GAAP net income per diluted share	$0.10	$0.03	$0.08

	Common shares outstanding - basic	42,673	42,475	41,221

	Common shares outstanding - diluted	43,916	44,402	44,170

        These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation and acquired in-process research and development provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	Non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123 revised (123R) beginning July 1, 2005. For the second fiscal quarter ending December 31, 2005 of $2.1 million, allocated as follows: $750,000 to research and development, $546,000 to sales and marketing and $776,000 to general and administrative. For the first fiscal quarter ending September 30, 2005 of $4.9 million, allocated as follows: $4.0 million to research and development including a one-time charge of $3.3 million related to the Danish lawsuit settlement, $470,000 to sales and marketing and $380,000 to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income. Net income for the second fiscal quarter of 2005 ending December 31, 2004 did not include equity-based compensation expense under SFAS 123.

(b)	The charge of $570,000 for acquired in-process research and development expense related to the acquisition of First Silicon Solutions (FS2) completed in September 2005. Management believes that excluding this charge facilitates comparisons to MIPS’ core operating results during periods when there were no acquisitions.

(c)	Amount reflects the expected tax impact on the above noted non-GAAP adjustments.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Six Months Ended December 31, 2005	Six Months Ended December 31, 2004
	GAAP net income (loss)	$(931)	$6,663
(a)	Equity-based compensation expense under SFAS 123R (see note below)	$6,943	—
(b)	Acquired in-process research and development (see note below)	$570	—
(c)	Restructuring charge (see note below)	—	$277
(d)	Income tax effect (see note below)	$(1,081)	$(61)

	Non-GAAP net income	$5,501	$6,879

	Non-GAAP net income per basic share	$0.13	$0.17

	Non-GAAP net income per diluted share	$0.12	$0.16

	Common shares outstanding - basic	42,574	41,003

	Common shares outstanding - diluted	44,159	43,322

        These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation, acquired in-process research and development and restructuring costs provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	Non-cash equity-based compensation expense of $6.9 million related to the Company’s adoption of SFAS No. 123 revised (123R) beginning in the first quarter of fiscal 2006, allocated as follows: $4.8 million to research and development including a one-time charge of $3.3 million related to the Danish lawsuit settlement, $1.0 million to sales and marketing and $1.1 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income. Net income for the first six months of fiscal 2005 did not include equity-based compensation expense under SFAS 123.

(b)	The charge of $570,000 for acquired in-process research and development expense related to the acquisition of First Silicon Solutions (FS2) completed in September 2005. Management believes that excluding this charge facilitates comparisons to MIPS’ core operating results during periods when there were no acquisitions.

(c)	Additional restructuring charge related to terminating a long-term lease obligation for a Denmark design center facility. Management believes that it is useful in measuring MIPS’ operations to exclude expenses related to closing of facilities because excluding this charge facilitates comparisons to MIPS' core operating results during periods when there was no such charge.

(d)	Amount reflects the expected tax impact on the above noted non-GAAP adjustments.